EXHIBIT (a)(1)(G)

Notice of Objection
to
Offer To Purchase For Cash
at Least 656,424
Ordinary Shares
of Arel Communications and Software Ltd.
at
$4.75 Net Per Share
by
Clayton L. Mathile

The Offer and Withdrawal Rights Will Expire at 5:00 p.m., New York Time, on Monday, June 21, 2004, Unless the Offer is Extended.

The Depositary for the offer is:

American Stock Transfer & Trust Company

By Hand/Overnight Courier:	By Facsimile Transmission:	By Mail:
(718) 234-5001
American Stock Transfer & Trust	Confirm by Telephone:	American Stock Transfer & Trust
Company	(718) 921-8200	Company
59 Maiden Lane		59 Maiden Lane
New York, New York 10038		New York, New York 10038
Attn: Reorganization Department		Attn: Reorganization Department

DELIVERY OF THIS NOTICE OF OBJECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF THIS NOTICE OF OBJECTION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS NOTICE OF OBJECTION CAREFULLY BEFORE COMPLETING THIS NOTICE OF OBJECTION.

To: Mr. Clayton L. Mathile
              c/o American Stock Transfer & Trust Company

              The undersigned hereby notifies you of the undersigned’s objection to the offer by Mr. Clayton L. Mathile to purchase 656,424 ordinary shares, par value NIS 0.001 per share, of Arel Communications and Software Ltd. (“Arel”), or such greater number of shares that will represent 5% of the total voting rights of Arel outstanding as of the expiration of the offer, as set forth in the Offer to Purchase, dated May 21, 2004 (as may be amended from time to time, the “Offer to Purchase” and, together with the Letter of Transmittal, collectively referred to as the “Offer”) with respect to _________________ (insert number) ordinary shares of Arel held by the undersigned.  By executing this Notice of Objection, the undersigned acknowledges that the undersigned has read, and agrees to, the terms and conditions of the instructions accompanying this Notice of Objection.

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Name(s) of Registered Holder(s)

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Address(es) of Registered Holder(s)

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Signature(s) of Registered Holder(s)

_______________, 2004
Date

THIS NOTICE OF OBJECTION SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER. ACCORDINGLY, DO NOT EXECUTE THIS NOTICE OF OBJECTION IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE LETTER OF TRANSMITTAL) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.     Explanation of Notice of Objection.  Under Israeli law, you may respond to the Offer by accepting the Offer and tendering all or any portion of ordinary shares of Arel Communications and Software Ltd. (the “Shares”) held by you in accordance with the Offer to Purchase and the instructions contained in the Letter of Transmittal or by notifying us of your objection to the Offer by executing and delivering this Notice of Objection.  Alternatively, you may simply do nothing and not tender your Shares or object to the Offer. It is a condition to the Offer that as of the Initial Expiration Date (as defined in the Offer to Purchase), the aggregate number of Shares tendered in the Offer is greater than the number of Shares represented in Notices of Objection.  In making this calculation, I will exclude my Shares and the Shares owned by my affiliates and Shares tendered by Mr. Itzhak Gross, from whom I have agreed to purchase Shares Mr. Gross continues to own following consummation of the Offer, other than any shares that may be held by him pursuant to his exercise of options to purchase 150,000 ordinary shares of Arel, for a purchase price of $4.75 per share.  I will make this calculation and announce the results promptly after the Initial Expiration Date.  If this and the other conditions to the Offer have been satisfied, shareholders will be afforded an additional four calendar-days to tender their Shares in the Offer or withdraw Shares already tendered, but Notices of Objection will no longer be accepted.

        Do not send any stock certificates with this Notice of Objection.

2.     Delivery of Notice of Objection.  If you wish to object to the Offer and you hold your Shares directly, complete and sign this Notice of Objection and mail or deliver it to the Depositary at one of its addresses set forth on the front of this document prior to 5:00 p.m., New York time, on the Initial Expiration Date.

        If you wish to object to the Offer and you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, request such broker, dealer, commercial bank, trust company or other nominee to submit the Notice of Objection for you prior to 5:00 p.m., New York time, on the Initial Expiration Date.

        The method of delivery of this Notice of Objection is at the option and risk of the objecting shareholder, and the delivery will be deemed made only when actually received by the Depositary.  If delivery is by mail, registered mail with return receipt requested, is recommended.  Facsimiles of this Notice of Objection, properly completed and duly signed, will also be accepted.  In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent Notices of Objection will be accepted.

3.     Signatures on Notice of Objection.  If this Notice of Objection is signed by the registered holder(s) of Shares, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing the Shares without alteration, enlargement or any other change whatsoever.

        If any Shares are held of record by two or more persons, all of those named persons must sign this Notice of Objection.

        If any Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Notice of Objections as there are different registrations of those Shares.

        If this Notice of Objection is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of that person’s authority so to act must be submitted.

4.     Withdrawal of Notice of Objection.  You may withdraw a previously submitted Notice of Objection at any time prior to the Initial Expiration Date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the front of this document.  Any notice of withdrawal must specify the name of the person who submitted the Notice of Objection to be withdrawn and the number of Shares to which the Notice of Objection to be withdrawn relates.  Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 5:00 p.m., New York time, on the Initial Expiration Date by following the procedures described above. You may withdraw a previously submitted Notice of Objection at any time prior to the Final Expiration Date.

5.     Determination of Validity.  All questions as to the form and validity (including time of receipt) of notices will be determined by me, in my sole discretion, subject to applicable law, which determination will be final and binding.  None of companies I control, their assigns, the Depositary, the Information Agent, I, my assigns, or any other person will be under any duty to give notification of any defects or irregularities in any notice or incur any liability for failure to give any such notification.

IMPORTANT: IF YOU SUBMIT A NOTICE OF OBJECTION WITH RESPECT TO YOUR SHARES AND THEREAFTER YOU DELIVER TO ME A LETTER OF TRANSMITTAL BY WHICH YOU TENDER THOSE SHARES, I WILL DISREGARD YOUR NOTICE OF OBJECTION. SIMILARLY, IF YOU SUBMIT TO ME A LETTER OF TRANSMITTAL, BY WHICH YOU TENDER YOUR SHARES, AND THEREAFTER YOU DELIVER TO ME A NOTICE OF OBJECTION WITH RESPECT TO THOSE SHARES, I WILL DISREGARD YOUR LETTER OF TRANSMITTAL.  IF YOU SUBMIT A LETTER OF TRANSMITTAL AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

6.     Questions and Requests for Assistance or Additional Copies. Questions or requests for assistance in connection with this Notice of Objection may be directed to the Information Agent at its address and telephone number listed below. Additional copies of the Offer to Purchase, Letter of Transmittal, this Notice of Objection and other offer documents may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the offer.

The Information Agent for the offer is:

105 Madison Avenue
New York, New York 10016
call collect (212) 929-5500
or
toll-free (800) 322-2885
E-mail: proxy@mackenziepartners.com